AMENDMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This amendment (the “Amendment”) is made as of March 20, 2026 to be effective May 1, 2026 (the “Effective Date”) to the Transfer Agency and Service Agreement dated as of June 6, 2018, as amended (the “Agreement”), by and between SIX CIRCLES TRUST (the “Trust”) and SS&C GIDS, INC. (successor in interest to DST Asset Manager Solutions, Inc. “SS&C”).

WHEREAS, the Trust and SS&C (the “Parties”) desire to amend Schedule A of the Agreement to reflect the addition of the Six Circles Multi-Strategy Fund (hereinafter the “Multi-Strategy Fund”) and the name change of the Six Circles Tax Aware Ultra Short Duration Fund to Six Circles Tax Aware Intermediate Duration Fund (hereinafter the “Tax Aware Intermediate Duration Fund”); and

WHEREAS, pursuant to Section 15.1 of the Agreement all amendments are required to be in writing and signed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	SS&C GIDS, Inc. is successor in interest to DST Asset Manager Solutions, Inc. Any reference to DST Asset Manager Solutions, Inc. in the Agreement shall be replaced with SS&C GIDS, Inc.

2.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIX CIRCLES TRUST		SS&C GIDS, INC.

By:		By:

	Name: Tricia Larkin		Name: Nicholas Wright
	Title: Treasurer		Title: Authorized Representative

SCHEDULE A

Amended As of May 1, 2026

Series

Six Circles Ultra Short Duration Fund

Six Circles Tax Aware Intermediate Duration Fund (formerly Six Circles Tax Aware Ultra Short Duration Fund)

Six Circles U.S. Unconstrained Equity Fund

Six Circles International Unconstrained Equity Fund

Six Circles Managed Equity Portfolio U.S. Unconstrained Fund

Six Circles Managed Equity Portfolio International Unconstrained Fund

Six Circles Global Bond Fund

Six Circles Tax Aware Bond Fund

Six Circles Credit Opportunities Fund

Six Circles Multi-Strategy Fund